Exhibit 10.48

AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED CREDIT

AGREEMENT

THIS AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of October 6, 2003 among AVIALL SERVICES, INC., a Delaware corporation (the “Borrower”), Aviall, Inc., a Delaware Corporation (“Holdings”), the Lenders (as defined therein), the Issuers (as defined therein) and CITICORP USA, Inc. (“CUSA”), as agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”). Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the Second Amended and Restated Credit Agreement (as hereinafter defined).

WITNESSETH:

WHEREAS, Borrower, Holdings, Administrative Agent and Lenders are party to a Second Amended and Restated Credit Agreement dated as of June 30, 2003 among Borrower, Holdings, Lenders, the Issuers and the Administrative Agent (as amended, supplemented, restated or otherwise modified from time to time the “Second Amended and Restated Credit Agreement”); and

WHEREAS, the parties to the Second Amended and Restated Credit Agreement desire to amend the Second Amended and Restated Credit Agreement as herein set forth; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT

AGREEMENT

Effective upon the execution of this Amendment by the Administrative Agent, the Requisite Lenders, the Borrower and Holdings and the satisfaction of the conditions precedent set forth in Article 2 hereof, the parties hereto agree to amend the Second Amended and Restated Credit Agreement as follows:

1.1 Definitions. Section 1.1 (Defined Terms) shall be amended by:

(a) deleting the existing definition “Obligations” in its entirety and replacing it with the following definition:

“Obligations” means the Loans, the Letter of Credit Obligations and all other amounts, obligations, covenants and duties owing by the Borrower to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document, any Hedging Contract entered into with any Person that was a Lender or an Affiliate at the time it entered into such Hedging Contract, any agreement pursuant to which a Lender or an Affiliate thereof provides cash management services to a Loan Party in connection with this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, including all letter of credit, cash management and other fees, interest, charges, expenses, fees, attorneys’ fees and disbursements and other sums chargeable to the Borrower under this Agreement, any other Loan Document, any Hedging Contract or any agreement for cash management services entered into in connection with this Agreement or any other Loan Document and all obligations of the Borrower under any Loan Document to provide cash collateral for Letter of Credit Obligations.

(b) deleting the last sentence in the definition of “Tangible Net Worth” and replacing it with the following sentence:

“Tangible Net Worth shall not be reduced by (i) securities issued under the Equity Documents to the extent constituting Indebtedness; and (ii) charges arising from the redemption of the Senior Unsecured Notes.”

ARTICLE 2.

CONDITIONS PRECEDENT TO AMENDMENT

This Amendment shall be effective as of the Effective Date (as defined below) upon the satisfaction or due waiver of the following conditions precedent:

2.1 Representations and Warranties. The representations and warranties set forth in this Amendment shall be true and correct on the date hereof.

2.2 Documents. The Administrative Agent shall have received this Amendment, duly executed by the Borrower, Holdings and the Lenders constituting Requisite Lenders, and such documents as the Administrative Agent may reasonably request; provided that delivery to the Borrower by the Lenders constituting the Requisite Lenders of executed signature pages to this Amendment shall be conclusive evidence of the satisfaction of the conditions precedent set forth in this Section 2.2.

2.3 Fees and Expenses. The Borrower shall have paid in accordance with Section 11.3 of the Credit Agreement, all outstanding costs and expenses of the Administrative Agent, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF BORROWER

Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders that:

3.1 Authorization. The execution, delivery and performance by Holdings and the Borrower of this Amendment have been authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of each of Holding and the Borrower enforceable against each of them in accordance with its terms, except as the enforcement thereof may be subject to (a) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is sought in proceeding in equity or at law).

3.2 No Conflict. Neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (a) any provision of either Holdings’ or the Borrower’s certificate or articles of incorporation or bylaws, (b) any law or regulation, or any order or decree of any court or government instrumentality, or (c) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Holdings, or the Borrower or any of their respective Subsidiaries is a party or by which Holdings the Borrower or any of their respective Subsidiaries or any of their property is bound.

3.3 Representations and Warranties in the Second Amended and Restated Credit Agreement. The representations and warranties set forth in Article IV (Representations and Warranties) of the Second Amended and Restated Credit Agreement are true and correct in all material respects on and as of the date hereof, except for those representations and warranties that, by their terms, refer to a specific date, in which case, as of such date.

3.4 No Default. No Default or Event of Default shall have occurred and be continuing under the Second Amended and Restated Credit Agreement.

3.5 Loan Documents. Neither Holdings or Borrower has any charge, lien, claim or offset against any Lender or the Administrative Agent, or defenses to the enforcement of the Loan Documents and the Obligations by the Lenders and the Administrative Agent.

ARTICLE 4.

MISCELLANEOUS PROVISIONS

4.1 Reference to and Effect Upon the Second Amended and Restated Credit Agreement.

(a) Except as specifically amended above, the Second Amended and Restated Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default, right, power, privilege or remedy of Administrative Agent or any Lender under the Second Amended and Restated Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Second Amended and Restated Credit Agreement or any Loan Document. Upon the effectiveness of this Amendment, each reference in the Second Amended and Restated Credit Agreement to this “this Amendment”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Second Amended and Restated Credit Agreement as amended hereby.

4.2 Costs and Expenses. As provided in Section 11.3 of the Second Amended and Restated Credit Agreement, Borrower agrees to reimburse Administrative Agent and Lenders for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

4.3 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

4.4 Headings. Section headings in this amendment are included herein for convenience of reference only and shall not constitute a part of this amendment for any other purposes.

4.5 Counterparts. This Amendment may be executed in any number of counterparts and by facsimile, each of which counterpart when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

Aviall Services, Inc.
as Borrower

By:	/s/ Colin Cohen
Name:	Colin Cohen
Title:	V.P. and Chief Financial Officer

Aviall, Inc.,
as Holdings

By:	/s/ Colin Cohen
Name:	Colin Cohen
Title:	V.P. and Chief Financial Officer

Citicorp USA, Inc.,
as Administrative Agent and Lender

By:	/s/ Shapleigh Smith
Name:	Shapleigh Smith
Title:	Managing Director/Vice President

Citibank, N.A.,
as Issuer

By:	/s/ Shapleigh Smith
Name:	Shapleigh Smith
Title:	Managing Director/Vice President

Comerica Bank,
as Lender

By:	/s/ Mark B. Grover
Name:	Mark B. Grover
Title:	First Vice President

General Electric Capital Corporation,
as Lender

By:	/s/ John Hanley
Name:	John Hanley
Title:	Duly Authorized Signatory

National City Bank,
as Lender

By:	/s/ Frank Byrne
Name:	Frank Byrne
Title:	Account Officer

PNC Bank, National Association,
successor in interest to National Bank
of Canada, as Lender,

By:	/s/ Paul R. Frank
Name:	Paul R. Frank
Title:	Vice President

Orix Business Credit Group, A Divison of
Orix Financial Services, Inc.,
as Lender

By:	/s/ D. Darby-Jones
Name:	D. Darby-Jones
Title:	Vice President

Transamerica Business Capital
Corporation,
as Lender

By:	/s/ Ronald Walker
Name:	Ronald Walker
Title:	Vice President

Bank of the West, successor in interest to
United California Bank,
as Lender

By:	/s/ James M. Kennedy
Name:	James M. Kennedy
Title:	Syndications Officer

Wachovia Bank, National Association,
as Lender

By:	/s/ Monica H. Cole
Name:	Monica H. Cole
Title:	Vice President

Wells Fargo Bank Texas N.A.,
as Lender

By:	/s/ David C. Oldani
Name:	David C. Oldani
Title:	Vice President